Exhibit 11.1

First Colonial Group, Inc. and Subsidiaries

COMPUTATION OF EARNINGS PER COMMON SHARE*

                                                Year Ended December 31,
                                            1996         1995        1994
Primary
  Net Income (in Thousands)               $ 2,822      $ 1,401     $ 2,342
                                        =========    =========   =========
  Shares**
    Weighted average number of
     common shares outstanding          1,524,651    1,504,092   1,481,598
    Assuming exercise of option
     reduced by the number of
     shares which could have been
     purchased with the proceeds
     from exercise of such options          3,168          299         ***
                                        ---------    ---------   ---------
Weighted average number of common
 shares outstanding as adjusted**       1,527,819    1,504,391   1,481,598

  Primary earnings per common share       $  1.85      $  0.93      $ 1.58
                                        =========    =========   =========

Assuming full dilution
  Net Income (in Thousands)               $ 2,822      $ 1,401     $ 2,342
                                        =========    =========   =========
  Shares**
    Weighted average number of
     common shares outstanding          1,524,651    1,504,092   1,481,598
    Assuming exercise of option
     reduced by the number of
     shares which could have been
     purchased with the proceeds
     from exercise of such options          3,168          299         ***
                                        ---------    ---------   ---------
  Weighted average number of common
   shares outstanding as adjusted **    1,527,819    1,504,391   1,481,598
                                        =========    =========   =========

  Earnings per common share assuming
    full dilution                         $  1.85      $  0.93     $  1.58
                                        =========    =========   =========

  *   See Note A11 of the "Notes to Consolidated Financial Statements"

 **   Restated to reflect the 5% stock dividend of May 1996.

*** The stock options are not included since the option price on the stock options outstanding was greater than the average market price and the year-end market price